                                                                    EXHIBIT 10.6



                            FIRST AMENDMENT TO LEASE

        THIS AMENDMENT is made as of the 1st day of October, 1999, between TST 55 E. Monroe, L.L.C., a Delaware limited liability company ("Landlord"), having an office c/o Tishman Speyer Properties, L.P. 520 Madison Avenue, New York, New York 10022 and IManage, Inc. (formerly known as Net Right Technologies). ("Tenant"), a Delaware corporation having an office at 2121 South El Camino Real, San Mateo, CA 94430

                                    RECITALS

         Landlord and Tenant entered into that certain Office Building Lease dated as of January 28, 1999 (the "Lease") for a portion of the 17th floor ("Premises") in the building located at 55 East Monroe Street, Chicago, Illinois ("Building"). Landlord and Tenant have agreed to add additional space to the Premises under the Lease and Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth herein.

        NOW, THEREFORE, for $10.00 in hand paid, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

        1. DEFINED TERMS. All capitalized terms used herein shall have the same meanings as in the Lease unless otherwise defined herein.

        2. ARTICLE 1; BASIC LEASE PROVISIONS. The definitions of "Premises", "Tenant's Proportionate Share", Agreed Area of the Premises" and "Fixed Rent" and Landlord's Contribution set forth in Article 1 of the Lease are hereby amended in their entirety to read as follows:

           PREMISES The portion of the 17th Floor of the Building as more particularly described on Exhibit A ("Initial Premises"), and the portions of the 17th Floor of the Building designated as Area A and Area B as more particularly described on Exhibit A-1.

           RENT COMMENCEMENT DATE
           (RCD)                             Initial Space: April 15, 1999

                                             Area B: The earlier of January 1,
                                             2000 and the date Tenant occupies
                                             Area B for the conduct of its
                                             business.

                                             Area A: The earlier of (i) the date
                                             60 days after Landlord delivers
                                             possession of Area A to Tenant and
                                             (ii) the date Tenant occupies Area
                                             A for the conduct of its business.

           TENANT'S PROPORTIONATE
           SHARE Prior to Area B RCD--0.916 percent for Taxes and 0.971 for Operating Expenses. From the Area B RCD to the Area A RCD--1.261 percent for Taxes and 1.337 for Operating
                                             Expenses. From and after the Area A
                                             RCD--1.416 percent
                                             for Taxes and 1.501 percent for
                                             Operating Expenses.

           AGREED AREA OF PREMISES          14,007 rentable square feet prior to
                                            the Area B RCD: 19,288 rentable
                                            square feet from the Area B RCD to
                                            the Area A RCD; and 21,660 rentable
                                            square feet from and after the Area
                                            A RCD.

           FIXED RENT

                                      Period            Annual Fixed Rent   Monthly Fixed Rent
                                      ------            -----------------   ------------------
                                      4/15/99-11/30/99     $126,063.00          $10,505.25
                                      12/1/99-2/29/00      $192,075.50          $16,006.29
                                      3/1/00-3/31/00       $215,795.50          $17,982.96
                                      4/1/00-3/31/01       $222,799.00          $18,566.58
                                      4/1/01-3/31/02       $233,629.00          $19,469.08
                                      4/1/02-3/31/03       $244,459.00          $20,371.58
                                      4/1/03-3/31/04       $255,289.00          $21,274.08
                                      4/1/04-3/31/05       $266,119.00          $22,176.58
                                      4/1/05-3/31/06       $276,949.00          $23,079.08
                                      4/1/06-3/31/07       $287,779.00          $23,981.58
                                      4/1/07-3/31/08       $298,609.00          $24,884.08
                                      4/1/08-3/31/09       $309,439.00          $25,786.58

                                      If Tenant occupies Area B for the conduct of its business prior to December 1, 1999, then for each day of such occupancy Tenant shall pay Fixed Rent to Landlord equal to $181.20. If Tenant occupies Area A for the conduct of its business prior to March 1, 2000, then for each day of such occupancy Tenant shall pay to Landlord Fixed Rent equal to $64.99. The foregoing amounts shall be payable on the date Tenant occupies the applicable space for the conduct of business.

           LANDLORD'S CONTRIBUTION           $280,140 for Initial Premises;
                                             $47,440 for Area A and $184,835 for
                                             Area B

        3. SECTION 2.1. FIXED OPTION SPACE. Section 2.1 of the Lease is null and void.

        4. SECTION 2.5. OPTION TO CANCEL. The reference to $265,714.66 in clause
(a) of Section 2.5 of the Lease is hereby changed to $451,418.33 and the last sentence of said section is null and void.

        5. ARTICLE 34 SECURITY DEPOSIT. Section 34.2(b) of the Lease is amended in its entirety to read as follows and Tenant shall cause an amendment to the Letter of Credit to be issued to reflect this change:

               (b) Notwithstanding the foregoing to the contrary, the amount of the Letter of Credit shall be reduced to zero on the fifth anniversary of the Commencement Date if on such date (i) Tenant has paid all Rent due and payable under this Lease prior to such date and (ii) no Event of Default then exists under this Lease.

        6. EXHIBITS. Exhibit A-1 attached to this Amendment is hereby added as Exhibit A-1 to the Lease.

        7. ADDITIONAL PREMISES. Area B shall be added to the Premises under the Lease on the date this Amendment is signed by Landlord and Tenant. Area A shall be added to the Premises under the Lease on the date the current tenant's lease for such space ends and such tenant vacates and delivers possession of such space to Landlord. All the terms and conditions of the Lease, as amended by this Amendment, shall apply to Area A and Area B. Landlord shall not be liable for failure to deliver possess of Area A and Area B on the dates set forth above and such failure shall not impair the validity of the Lease or extend the Term; provided, however, the Rent payable hereunder for such space shall be abated until possession of such space is delivered to Tenant.

        8. CONDITION OF ADDITIONAL SPACE. Tenant has inspected Area A and Area B and agrees that except for Landlord's Contribution as expressly set forth in paragraph 9 hereof, (a) to accept possession of Area A and Area B in the condition existing on the date delivered by Landlord "as is", (b) that neither Landlord nor Landlord's agents have made any representations or warranties with respect to Area A or Area B or the Building except as expressly set forth herein, and (c) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to Area A or Area B for Tenant's occupancy. Any work to be performed by Tenant in connection with Tenant's initial occupancy of Area A and Area B shall be referred to hereinafter as the "Initial Installations". Tenant's occupancy of any part of the Area A or Area B shall be conclusive evidence, as against Tenant, that Tenant has accepted possession of the space in its then current condition and at the time such possession was taken, such space and the Building were in a good and satisfactory condition as required by this.

        9.     LANDLORD'S CONTRIBUTION.

               (a) Landlord agrees to pay to Tenant an amount not to exceed the applicable Landlord's Contribution toward the cost of the Initial Installations for Area A and Area B, provided as of the date on which Landlord is required to make payment thereof pursuant to paragraph 9(b), (i) the Lease is in full force and effect, and (ii) no Event of Default then exists. Tenant shall pay all costs of the Initial Installations in excess of Landlord's Contribution. Landlord's Contribution shall be payable solely on account of labor directly related to the Initial Installations and materials delivered to Area A and Area B in connection with the Initial Installations, except that Tenant may apply up to 5% of Landlord's Contribution to pay "soft costs", consisting of architectural, consulting, engineering and legal fees incurred in connection with the Initial Installations. Tenant shall not be entitled to receive any portion of Landlord's Contribution not actually expended by Tenant in the performance of the Initial Installations in accordance with this paragraph 8, nor shall Tenant have any right to apply any unexpended portion of Landlord's Contribution as a credit against Rent or any other obligation of Tenant hereunder. Upon the completion of the Initial Installations and satisfaction of the conditions set forth in paragraph 9(b), or upon the occurrence of the date which is twelve months after the Rent Commencement Date for the applicable space, whichever first occurs, any amount of Landlord's Contribution which has not been previously disbursed shall be retained by Landlord.

               (b) Landlord shall pay Landlord's Contribution for Area A and Area B to Tenant following commencement of Tenant's business operations in Area A and Area B, respectively, and the final completion of the Initial Installations in such space, within 30 days after submission by Tenant to Landlord of a written requisition therefor, signed by the chief financial officer of Tenant and accompanied by (i) copies of paid invoices covering all of the Initial Installations, (ii) a written certification from Tenant's architect stating that the Initial Installations described on such invoices have been completed in accordance with the plans and specifications approved by Landlord, that such work has been paid in full by Tenant and that all contractors, subcontractors and material suppliers have delivered to Tenant waivers of lien with respect to such work (copies of which shall be included with such architect's certification), (iii) proof of the satisfactory completion of all required inspections and the issuance of any required approvals and sign-offs by Governmental Authorities with respect thereto, (iv) final "as-built" plans and specifications for the Initial Installations as required pursuant to Section 6.1(c) of the Lease and (v) such other documents and information as Landlord may reasonably request, including in connection with title drawdowns and endorsements.

        10. REAL ESTATE BROKERS. Landlord has retained Landlord's Agent as leasing agent in connection with this Amendment and Landlord will be solely responsible for any fee that may be payable to Landlord's Agent. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than Landlord's Agent and Broker and that to the best of its knowledge and belief, no other broker, finder or like entity procured or negotiated this Amendment or is entitled to any fee or commission in connection herewith. The execution and delivery of this Amendment by each party shall be conclusive evidence that each party has relied upon the foregoing representations and warranties. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all costs expenses, claims and liabilities (including reasonable attorneys' fees and disbursements) which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord's Agent and Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, and/or the above representation being false. The provisions of this paragraph 6 shall survive the expiration or earlier termination of the Term of the Lease.

        11. BINDING EFFECT. The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

        12. SUBMISSION. Submission of this Agreement by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant.

        13. EXCULPATION. The liability of Landlord for Landlord's obligations under the Lease, as amended by this Amendment (the "Amended Lease"), shall be limited to Landlord's interest in the Building and the land thereunder and Tenant shall not look to any other property or assets of Landlord or the property or assets of any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord (collectively, the "Parties") in seeking either to enforce Landlord's obligations under the Amended Lease or to satisfy a judgment for Landlord's failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord's obligations under the Amended Lease.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

                                        TENANT:

                                        iMANAGE, INC., a Delaware corporation



                                        By:    /s/ Mark Culhane
                                            ------------------------------------
                                               Mark Culhane
                                               Title: Chief Financial Officer
                                                      --------------------------


                                        LANDLORD:

                                        TST 55 EAST MONROE, a Delaware limited
                                        liability company



                                        By:
                                            ------------------------------------
                                               Bruce Saber
                                               Its: Authorized Signer